Exhibit 99.1
Time Warner Updates 2008 Business Outlook for Certain Financial Measures
NEW YORK, January 7, 2009 — In conjunction with the participation of its Chief Financial Officer John Martin in the 2009 Citigroup Global Entertainment, Media & Telecommunications Conference today, Time Warner Inc. (NYSE:TWX) updated its 2008 business outlook for certain financial measures. The Company is scheduled to report its 2008 fourth-quarter and full-year results on Wednesday, February 4, 2009, before the market opens.
When the Company last provided its outlook on November 5, 2008, it expected 2008 Adjusted Operating Income before Depreciation and Amortization to grow around 5%, off a 2007 base of $12.9 billion. Several items are now expected to be recorded in the fourth quarter of 2008 that will reduce the full year’s financial results. These items, listed below, total about $370 million to $380 million on a pretax basis and consequently lower the expected growth rate in 2008 Adjusted Operating Income before Depreciation and Amortization by approximately three percentage points:
•	A judgment against Turner Broadcasting System in December following a trial related to the 2004 sale of its winter sports teams, resulting in an aggregate charge of approximately $280 million (though the Company believes that there are strong grounds to have the verdict set aside by the trial court or overturned during appeal);
•	The restructuring of a lease for space in the Time & Life Building, held by a lessee who recently declared bankruptcy, that will require a charge of $50 million to $60 million; and
•	An increase of approximately $40 million in reserves for potential credit losses related to several customers of Time Warner who have recently declared bankruptcy.
In addition to these items, the economic environment has proved somewhat more challenging than the Company previously expected, particularly for the advertising businesses at the AOL and Publishing segments, further reducing the expected growth rate in 2008 Adjusted Operating Income before Depreciation and Amortization by about one percentage point.
Taking into account these items and operating trends, Time Warner now anticipates that growth in 2008 Adjusted Operating Income before Depreciation and Amortization will be around 1%, off a 2007 base of $12.9 billion.
Time Warner also anticipates incurring a non-cash impairment charge on certain of its goodwill and identifiable intangible assets in the fourth quarter of 2008. The Company is continuing its review of the valuation of these assets, but currently expects the charge will total around $25 billion (before any tax considerations) related to goodwill and identifiable intangible assets at the Cable, Publishing and AOL segments. Due to this impairment charge, the Company expects that it will have an Operating Loss in 2008 as compared to Operating Income of $8.9 billion in 2007.
Also reflecting this impairment charge, Time Warner now expects to incur a net loss in 2008, compared to its prior outlook, as provided on November 5, 2008, of Earnings per Diluted Share from Continuing Operations in the range of $1.04 to $1.07.

The Company is finalizing its 2008 financial results, but currently it still expects 2008 full-year Free Cash Flow will total around $5.5 billion, consistent with the outlook provided on November 5, 2008. Relating this to the most comparable GAAP measure, the Company expects an increase in Cash Provided by Operations for 2008 compared to $8.5 billion in 2007.
Use of Operating Income (Loss) before Depreciation and Amortization, Adjusted Operating Income (Loss) before Depreciation and Amortization and Free Cash Flow
The Company utilizes Operating Income (Loss) before Depreciation and Amortization, among other measures, to evaluate the performance of its businesses. The Company also evaluates the performance of its businesses using Operating Income (Loss) before Depreciation and Amortization excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, and amounts related to securities litigation and government investigations (referred to herein as Adjusted Operating Income (Loss) before Depreciation and Amortization). Both Operating Income (Loss) before Depreciation and Amortization and Adjusted Operating Income (Loss) before Depreciation and Amortization are considered important indicators of the operational strength of the Company’s businesses. Operating Income (Loss) before Depreciation and Amortization eliminates the uneven effect across all business segments of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were primarily recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Moreover, Adjusted Operating Income (Loss) before Depreciation and Amortization does not reflect gains and losses on asset sales or amounts related to securities litigation and government investigations or any impairment charge related to goodwill, intangible assets and fixed assets. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.
Free Cash Flow is Cash Provided by Operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation and government investigations (net of any insurance recoveries) and excess tax benefits from the exercise of stock options, less cash flow attributable to discontinued operations, capital expenditures and product development costs, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with the securities litigation and government investigations, which reduce liquidity.
Operating Income (Loss) before Depreciation and Amortization, Adjusted Operating Income (Loss) before Depreciation and Amortization and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income, Net Income and various cash flow measures (e.g., Cash Provided by Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.
About Time Warner Inc.
Time Warner Inc. is a leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks and publishing.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, the planned separation of Time Warner Cable from the Company and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts:

Corporate Communications	Investor Relations
Edward Adler (212) 484-6630	Doug Shapiro (212) 484-8926
Keith Cocozza (212) 484-7482
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January 7, 2009
TIME WARNER INC.
RECONCILIATION OF GUIDANCE
(In millions; Unaudited)

	Year Ended
	December 31, 2007	Reconciliation of 2008 Guidance
Reconciliation of Adjusted Operating Income before Depreciation and Amortization to Operating Income (Loss):

Adjusted Operating Income before Depreciation and Amortization (1)	$12,879	Around 1% growth

Depreciation and Amortization	(4,412)	Mid to high-single digits growth

Impairment of goodwill, intangible and fixed assets	(36)	Expected impairments of around $25 billion to be recognized in the fourth quarter in addition to $102 million recognized for January 1, 2008 through September 30, 2008

Gains and losses from asset sales	689	No significant gains or losses from asset sales

Amounts related to securities litigation and government investigations	(171)	Decrease in absolute dollar amount

Operating Income (Loss)	$8,949	Operating loss expected

Reconciliation of Free Cash Flow to Cash Provided by Operations:

Free Cash Flow (2)	$4,953	Around $5.5 billion

Capital expenditures and product development costs plus principal payments on capital leases (all from continuing operations)	4,487	Essentially flat

Excess tax benefits from the exercise of stock options	(76)	Unable to estimate

Payments related to securities litigation and government investigations	(912)	Decrease in absolute dollar amount

Cash provided by continuing operations	8,452	Increase in absolute dollar amount

Cash provided by discontinued operations	23	Unable to estimate

Cash Provided by Operations	$8,475	Increase in absolute dollar amount

Notes:

(1)	Adjusted Operating Income before Depreciation and Amortization excludes the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales and amounts related to securities litigation and government investigations.

(2)	Free Cash Flow is defined as Cash Provided by Operations (as defined by U.S. generally accepted accounting principles) plus payments related to securities litigation and government investigations (net of any insurance recoveries) and excess tax benefits from the exercise of stock options, less cash flow attributable to discontinued operations, capital expenditures and product development costs, principal payments on capital leases and partnership distributions, if any.